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                                                                    EXHIBIT 99.B


                 [LETTERHEAD FIDELITY NATIONAL FINANCIAL, INC.]

                                  NEWS RELEASE

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Contacts:  Carl A. Strunk
           Executive Vice President & Chief Financial Officer
           Jo Etta Bandy
           Vice President - Investor Relations
           (714) 622-5000

FOR IMMEDIATE RELEASE

                       FIDELITY NATIONAL FINANCIAL, INC.
                      OBTAINS $35 MILLION CREDIT FACILITY

     IRVINE, Calif., September 22, 1995 -- Fidelity National Financial, Inc. (NYSE:FNF), one of the nation's leading title insurance underwriters, today announced that it has reached agreement on the terms of a $35 million credit facility with a banking syndicate led by Chase Manhattan Bank N.A. The facility includes a $22 million term loan and a $13 million revolving credit facility.

     The $22 million term loan will be used to refinance existing higher rate indebtedness and for general corporate purposes. The $13 million revolving credit facility will be available to fund a portion of the recently announced Nations Title Inc. acquisition and to provide additional liquidity.

     William P. Foley II, chairman and chief executive officer of Fidelity National Financial, said, "We are pleased with the level of confidence the banks have in our long-term outlook and believe that the extension of this $35 million credit facility by the banking syndicate is an indication of Fidelity's overall financial strength."

                                     -more-

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FIDELITY NATIONAL FINANCIAL, INC. OBTAINS $35 MILLION CREDIT
FACILITY
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     Fidelity National Financial, Inc., one of the largest national underwriters engaged in the business of issuing title insurance and performing other title-related services, is licensed in 49 states, the District of Columbia, Puerto Rico, the Bahamas and the Virgin Islands through its principal underwriting subsidiaries Fidelity National Title Insurance Company, Fidelity National Title Insurance Company of California, Fidelity National Title
Insurance Company of New York, Fidelity National Title Insurance Company of Pennsylvania, Fidelity National Title Insurance Company of Tennessee and
American Title Insurance Company.

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